UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)
September 18, 2007 (September 17, 2007)
STERLING CHEMICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal executive offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 17, 2007, Sterling Chemicals, Inc. (“Sterling”) entered into a long-term exclusive styrene supply agreement with NOVA Chemicals Inc. (“Nova”). The effectiveness of this agreement is conditioned on its approval by the Federal Trade Commission (the “FTC”). If this agreement becomes effective, it will have an initial term extending until December 31, 2017, subject to some limited earlier termination rights held by Sterling. Under the agreement, Nova will have the exclusive right to the entire production capacity of Sterling’s Texas City, Texas styrene plant, the amount of any styrene supplied in any particular period being at Nova’s option based on a full-cost formula. In exchange for Sterling’s obligations under this agreement and a related rail car purchase and sale agreement entered into concurrently with the supply agreement, Nova has agreed to pay Sterling $60 million within ten business days after the agreements become effective. Alternatively, if the FTC does not approve the supply agreement, Nova will be required to pay Sterling a break-up fee equal to $6 million.
     The press release announcing the entry into the supply agreement and the related rail car purchase and sale agreement with Nova is included in this Current Report as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release dated September 18, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2007	STERLING CHEMICALS, INC.
	By:	/s/ John R. Beaver
John R. Beaver
Senior Vice President -- Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release dated September 18, 2007